Exhibit 107

Calculation of Filing Fee Table

Form F-10
(Form Type)

Almonty Industries Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to Be Paid	(1)	Equity	Common Shares, no par value	Rule 457(o)	N/A	N/A	$86,250,000	(2)	$0.00015310	$13,204.88	(3)
Fees Previously Paid		—	—	—	—	—	—		—	—
		Total Offering Amounts					$86,250,000			$13,204.88
		Total Fees Previously Paid								—
		Total Fee Offsets								—
		Net Fee Due								$13,204.88

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). There are being registered under this Registration Statement such indeterminate number of common shares (“Common Shares”) of Almonty Industries Inc. (the “Registrant”) as shall have an aggregate offering price not to exceed $86,250,000.

(2)	Estimated solely for the purpose of calculation the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources
N/A

Table 3: Combined Prospectuses
N/A